SCHWAB INVESTMENTS

POWER OF ATTORNEY

Each of the undersigned trustees and/or officers of Schwab Investments, a Massachusetts business trust (the “Trust”), whose name appears below do hereby nominate, constitute and appoint David Lekich, Catherine MacGregor, Christine Pierangeli, Douglas P. Dick and Stephen T. Cohen (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her place and stead in any way and all capacities, to make, execute and sign each Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of the Trust relating to shares of the Trust proposed to be issued in connection with the anticipated reorganization transactions of (i) Schwab Total Bond Market Fund, a series of the Trust, into Schwab U.S. Aggregate Bond Index Fund, a series of the Trust, and (ii) Schwab Short-Term Bond Market Fund, a series of the Trust, into Schwab Short-Term Bond Index Fund, a series of the Trust, and any and all pre- and post-effective amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself/herself might or could do, as fully as to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Walter W. Bettinger	Date: January 18, 2017
Name: Walter W. Bettinger II
Chairman and Trustee

/s/ Maria A. Chandoha	Date: January 18, 2017
Name: Marie A. Chandoha
Trustee, President and Chief Executive Officer

/s/ Joseph R. Martinetto	Date: January 18, 2017
Name: Joseph R. Martinetto
Trustee

/s/ Robert W. Burns	Date: January 18, 2017
Name: Robert W. Burns
Trustee

/s/ John F. Cogan	Date: January 18, 2017
Name: John F. Cogan
Trustee

/s/ John F. Cogan	Date: January 18, 2017
Name: Stephen Timothy Kochis
Trustee

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/s/ David L. Mahoney	Date: January 18, 2017
Name: David L. Mahoney
Trustee

/s/ Kiran M. Patel	Date: January 18, 2017
Name: Kiran M. Patel
Trustee

/s/ Kimberly S. Patmore	Date: January 18, 2017
Name: Kimberly S. Patmore
Trustee

/s/ Charles A. Ruffel	Date: January 18, 2017
Name: Charles A. Ruffel
Trustee

/s/ Gerald B. Smith	Date: January 18, 2017
Name: Gerald B. Smith
Trustee

/s/ Joseph H. Wender	Date: January 18, 2017
Name: Joseph H. Wender
Trustee

/s/ Mark D. Fischer	Date: January 18, 2017
Name: Mark D. Fischer
Treasurer and Chief Financial Officer

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